Exhibit 99

[LOGO] MARINE PRODUCTS
       CORPORATION

FOR IMMEDIATE RELEASE

  Marine Products Corporation to Announce First Quarter 2006 Financial Results
                  and Host a Conference Call on April 26, 2006

ATLANTA, April 14, 2006 -- Marine Products Corporation (NYSE: MPX) announced today that it will release its financial results for the first quarter ended March 31, 2006 on Wednesday, April 26, 2006 before the market opens. In conjunction with its earnings release, the Company will host a conference call to review the Company's financial and operating results on Wednesday, April 26, 2006 at 9 a.m. Eastern Standard Time.

Individuals wishing to participate in the conference call should dial (866) 864-9123 or (706) 679-5285 for international callers. For interested individuals unable to join the call, a replay will be available until midnight on May 3, 2006 by dialing (800) 642-1687 or (706) 645-9291, conference ID 8015839. This call also will be broadcast and archived on the company's investor Web site at http://www.marineproductscorp.com. Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call.

Marine Products is a leading manufacturer of fiberglass boats, including Chaparral pleasure boats and Robalo sport fishing boats. Marine Products Corporation's investor Web site can be found on the Internet at www.marineproductscorp.com.

For information about Marine Products Corporation and/or this event, please contact:

Ben Palmer
Chief Financial Officer
404.321.7910
irdept@marineproductscorp.com

Jim Landers
Corporate Finance
404.321.2162
jlanders@marineproductscorp.com